Computational Materials

                             UACSC 1998-D Auto Trust


$58,925,000.00   [____]%   Class A-1 Money Market Automobile Receivable
                             Backed Certificates
$60,250,000.00   [____]%   Class A-2 Automobile Receivable Backed Certificates
$75,800,000.00   [____]%   Class A-3 Automobile Receivable Backed Certificates
$36,450,000.00   [____]%   Class A-4 Automobile Receivable Backed Certificates
$44,488,594.18   [____]%   Class A-5 Automobile Receivable Backed Certificates

                         UAC Securitization Corporation
                                    Depositor
                          Union Acceptance Corporation
                                    Servicer


                                  Computational
                                    Materials


         The information contained in the attached computational materials (the "Information") is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 1998-D Auto Trust (the "Offering Documents") and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the Information based solely upon the information contained in the Offering Documents.

         These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the Offering Documents relating to the securities. The Information is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

         The Information has been prepared by the Depositor. None of NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), Bear, Stearns & Co. Inc. ("Bear Stearns" and together with NationsBanc Montgomery, the "Underwriters") or any of their affiliates make any representation as to the accuracy or completeness of the Information.

         The Information addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the Information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the Information, including structure, Trust property and collateral, may be changed from time to time to reflect changed circumstances.

         The data supporting the Information has been obtained from sources that the Underwriters believe to be reliable, but the Underwriters do not guarantee the accuracy of or computations based on such data. The Underwriters and their affiliates may engage in transactions with the Depositor or its affiliates while the Information is circulating. The Underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The Underwriters shall not be a fiduciary or advisor, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

         Although a registration statement (including a form of prospectus) relating to the securities described in this Information has been filed with the Securities and Exchange Commission and is effective, the Offering Documents relating to the securities described in this Information have not been filed with the Securities and Exchange Commission. You must refer to the Offering Documents for definitive information on any matter described in these computational materials. Your investment decision should be based only on the data in the Offering Documents. Offering Documents contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The Offering Documents may be updated by information subsequently filed with the Securities and Exchange Commission.

         You may obtain the Offering Documents by contacting the NationsBanc Montgomery Syndicate Desk at (704) 386-9690 or the Bear Stearns Syndicate Desk at (212) 272-4955.

                             UACSC 1998-D Auto Trust
                             Computational Materials
                               Subject to Revision
                          Dated as of November 5, 1998

                                SUMMARY OF TERMS

         The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Terms" and "Glossary" beginning on page 25 of these materials.

Issuer

The UACSC 1998-D Auto Trust (the "Trust") will issue the Class A Certificates.

Depositor

UAC Securitization Corporation (the "Depositor") is the depositor of the Trust. In this capacity, the Depositor will transfer the automobile receivables and related property to the Trust.

Servicer

Union Acceptance Corporation will act as the servicer of the Trust (in its capacity as servicer, the "Servicer," otherwise "UAC"). In its role as Servicer, UAC will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The Servicer will receive a monthly servicing fee as compensation for its services (the "Monthly Servicing Fee").

Trustee

Harris Trust and Savings Bank.

The Certificates

The Trust will issue automobile receivable backed certificates on or about November 19, 1998 (the "Closing Date") under the terms of a pooling and servicing agreement among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement"). The "Certificates" will consist of the following:

     o   _______%   Class  A-1  Money  Market   Automobile   Receivable   Backed
         Certificates in the aggregate principal amount of $58,925,000.00 (the "Class A-1 Certificates");

     o   ____%  Class  A-2  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $60,250,000.00   (the  "Class  A-2
         Certificates");

     o   ____%  Class  A-3  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $75,800,000.00   (the  "Class  A-3
         Certificates");

     o   ____%  Class  A-4  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $36,450,000.00   (the  "Class  A-4
         Certificates");

     o   ____%  Class  A-5  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $44,488,594.18   (the  "Class  A-5
         Certificates"); and

     o the Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"), which will be issued to the Depositor on the Closing Date and is not offered for sale in this offering.

Each of the Certificates will represent a fractional and undivided interest in the Trust. The Trust assets will include:

     o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans (the "Receivables");

     o certain monies due in respect of the Receivables as of and after October 31, 1998 (the "Cutoff Date");

     o security interests in the related vehicles financed through the Receivables (the "Financed Vehicles");

     o   funds on deposit in a certificate account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related obligors;

     o   any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the Class A Certificates (the "Policy"); and

     o   certain rights under the Pooling and Servicing Agreement.

The Class A Certificates

The term "Class A Certificates" includes the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates. We refer to the owners of the Class A Certificates in these materials as the "Class A Certificateholders," and this term includes the "Class A-1 Certificateholders," the "Class A-2 Certificateholders," the "Class A-3 Certificateholders," the "Class A-4 Certificateholders" and the "Class A-5 Certificateholders."

Interest

The Trust will distribute interest on the eighth calendar day of each month or, if such day is not a business day, on the next business day (each, a "Distribution Date"), beginning December 8, 1998, to holders of record of the Class A Certificates as of the day before the Distribution Date (the "Record Date"). However, if Definitive Certificates are issued, the Record Date will be the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

The applicable pass-through rates for the Class A Certificates are:

     o _______% for the Class A-1 Certificates (the "Class A-1 Pass-Through Rate");

     o _______% for the Class A-2 Certificates (the "Class A-2 Pass-Through Rate");

     o _______% for the Class A-3 Certificates (the "Class A-3 Pass-Through Rate");

     o _______% for the Class A-4 Certificates (the "Class A-4 Pass-Through Rate"); and

     o _______% for the Class A-5 Certificates (the "Class A-5 Pass-Through Rate").

The Class A-5 Pass-Through Rate will be increased by 0.50% per annum after the Clean-Up Call Date (as described under "--Increase of the Class A-5 Pass-Through Rate").

Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days from the previous Distribution Date through the day before the related Distribution Date. Interest on all other classes of Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class A-1 Monthly Interest. Generally, the amount of interest distributable to the Class A-1 Certificateholders on each Distribution Date is the product of 1/360th of the pass-through rate for the Class A-1 Certificates, the number of days from the previous Distribution Date through the day before the related Distribution Date and the aggregate outstanding principal balance of the Class A-1 Certificates on the preceding Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date).

Monthly Interest for Other Class A Certificates. Generally, the amount of interest distributable to each class of Class A Certificateholders (other than the Class A-1 Certificateholders) on each Distribution Date is the product of one-twelfth of the pass-through rate applicable to such class multiplied by the aggregate outstanding principal balance of such class as of the preceding
Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date).

The amount of interest distributable on the first Distribution Date of December 8, 1998 will be based upon the original principal balance of the applicable class and will accrue from the Closing Date until the day before the first Distribution Date (and in the case of all of the Class A Certificates other than the Class A-1 Certificates, assuming that the month of the Closing Date has 30 days).

The amount of interest distributable to Class A Certificateholders on any Distribution Date constitutes "Monthly Interest."

Principal

The Trust will distribute principal on each Distribution Date to the Class A Certificateholders of record as of the Record Date. Generally, the amount of principal which will be distributed ("Monthly Principal") is equal to the difference between the aggregate Certificate Balance as of the previous Distribution Date (after giving effect to any distributions of principal required to be made on such Distribution Date) and the outstanding balance of the Receivables (the "Pool Balance") on the last day of the preceding calendar month.

The aggregate outstanding principal balance of the Class A Certificates as of the Closing Date is as follows:

     o   $58,925,000.00   for  the  Class  A-1  Certificates   (the  "Class  A-1
         Certificate Balance");

     o   $60,250,000.00   for  the  Class  A-2  Certificates   (the  "Class  A-2
         Certificate Balance");

     o   $75,800,000.00   for  the  Class  A-3  Certificates   (the  "Class  A-3
         Certificate Balance");

     o   $36,450,000.00   for  the  Class  A-4  Certificates   (the  "Class  A-4
         Certificate Balance"); and

     o   $44,488,594.18   for  the  Class  A-5  Certificates   (the  "Class  A-5
         Certificate Balance").

The sum of the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance and the Class A-5 Certificate Balance will equal the "Certificate Balance".

The outstanding principal amount of any class of Class A Certificates will be payable in full on the final scheduled Distribution Date applicable to that class. The final scheduled Distribution Dates of the Class A Certificates are as follows:

     o December 8, 1999, for the Class A-1 Certificates (the "Class A-1 Final Scheduled Distribution Date");

     o October 9, 2001, for the Class A-2 Certificates (the "Class A-2 Final Scheduled Distribution Date");

     o June 9, 2003, for the Class A-3 Certificates (the "Class A-3 Final Scheduled Distribution Date");

     o March 8, 2004, for the Class A-4 Certificates (the "Class A-4 Final Scheduled Distribution Date"); and

     o July 10, 2006, for the Class A-5 Certificates (the "Class A-5 Final Scheduled Distribution Date").

Principal will be distributed to the Class A Certificateholders in the order of the numerical designation of each class of the Class A Certificates, starting with the Class A-1 Certificates and ending with the Class A-5 Certificates. For example, no principal will be distributed to the Class A-2 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero.

Since the rate of payment of principal of each class of Class A Certificates depends upon the rate of payment of principal (including voluntary prepayments and defaults) on the Receivables, the final distribution in respect of each class of Class A Certificates could occur significantly earlier than the respective final scheduled distribution dates.

Spread Account; Rights of Class IC Certificateholder

The Depositor will establish an account (the "Spread Account") on the Closing Date for the benefit of the Class A Certificateholders and the Insurer. The Spread Account will hold the excess, if any, of the collections on the Receivables over the amounts which the Trust is required to distribute to the Class A Certificateholders, the Servicer and the Insurer. The amount of funds available for distribution to Class A Certificateholders on any Distribution Date ("Available Funds") will consist of funds from the following sources:

     (1) payments received from obligors in respect of the Receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3) liquidation proceeds received in respect of Receivables;

     (4) advances received from the Servicer in respect of interest on certain delinquent Receivables; and

     (5) amounts received in respect of required repurchases or purchases of Receivables by UAC or the Servicer.

The Trustee will withdraw funds from the Spread Account (up to the amount on deposit in the account) and then draw on the Policy, if the amount of Available Funds for any Distribution Date is not sufficient to pay:

     (1) the amounts owed to the Servicer (including the Monthly Servicing Fee and reimbursement for advances made by the Servicer to the Trust), and

     (2) the required payments of Monthly Interest and Monthly Principal to the Class A Certificateholders.

If the amount on deposit in the Spread Account is zero, after any withdrawals for the benefit of the Class A Certificateholders, and there is a default under the Policy, any remaining losses on the Receivables will be borne directly pro rata by you and the other Class A Certificateholders (to the extent of the class or classes of Class A Certificates which are outstanding at such time). See "Risk Factors" in these materials. Any amount on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Amount (after all other required deposits to and withdrawals from the Spread Account have been made), will be distributed to the holder of the Class IC Certificate (the "Class IC Certificateholder"). Any such distribution to the Class IC Certificateholder will no longer be an asset of the Trust.

We intend for the amount on deposit in the Spread Account to grow over time to the Required Spread Amount through the deposit of the excess collections, if any, on the Receivables. However, we cannot assure you that the amount on deposit in the Spread Account will actually grow to the Required Spread Amount.

The "Required Spread Amount" with respect to any Distribution Date will equal the lesser of:

     (1) 1.5% of the initial Pool Balance or

     (2) the Certificate Balance as of the previous Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date).

If the average aggregate yield of the Receivables in excess of losses falls below the levels set forth in the Insurance and Reimbursement Agreement, entered into on the Closing Date among the Depositor, Union Acceptance Funding Corporation ("UAFC"), UAC, in its individual capacity and as Servicer, and the Insurer (the "Insurance Agreement"), the Required Spread Amount will be increased to 4.5% of the Pool Balance. During an Event of Default or upon the occurrence of certain other events described in the Insurance Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the Required Spread Amount will be increased to the Policy Amount (calculated without any reduction for the amount on deposit in the Spread Account). Under certain circumstances, the Required Spread Amount may be reduced without your consent.

The Policy

The Depositor will obtain an irrevocable insurance policy (the "Policy") issued by MBIA Insurance Corporation for the benefit of the Class A Certificateholders. Subject to the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee the payment of Monthly Interest and Monthly Principal up to the Policy Amount. The Trustee will draw on the Policy, up to the Policy Amount, if Available Funds and the amount on deposit in the Spread Account (after paying amounts owed to the Servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal.

In addition, the Policy will cover any amount distributed or required to be distributed by the Trust to Class A Certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the Depositor or UAFC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended, in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The term "Policy Amount" means with respect to any Distribution Date:

     (1) the sum of

         (A) the lesser of: (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution
              Date) and (ii) the Net Principal Policy Amount, plus

         (B)  Monthly Interest, plus

         (C)  the Monthly Servicing Fee;

         less

     (2) all amounts on deposit in the Spread Account on such Distribution Date (after giving effect to any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date).

"Net Principal Policy Amount" means the initial Certificate Balance minus all amounts previously drawn on the Policy or withdrawn from the Spread Account with respect to Monthly Principal.

Insurer

MBIA Insurance Corporation is the "Insurer" and will guarantee the payment of Monthly Interest and Monthly Principal under the terms of the Policy.

Legal Investment

The Class A-1 Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Sale

The Class IC Certificateholder has the right to purchase all of the Receivables as of the last day of any Collection Period on which the Pool Balance is equal to or less than 10% of the initial Certificate Balance (the "Optional Sale"). The purchase price applicable to the Optional Sale will be equal to the fair market value of the Receivables; provided that such amount is equal to or greater than the sum of:

     (1) 100% of the outstanding Certificate Balance,

     (2) accrued and unpaid interest on the outstanding Certificate Balance at the weighted average note rates of the Receivables less any payments received but not applied to interest or principal and

     (3) any amounts due the Insurer.

Increase of the Class A-5 Pass-Through Rate

If the Class IC Certificateholder does not exercise its rights with respect to the Optional Sale on the first Distribution Date that the Optional Sale is permitted (the "Clean-Up Call Date"), the Class A-5 Pass-Through Rate will be increased by 0.50% after the Clean-Up Call Date.

Tax Status

In the opinion of special tax counsel to the Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax and the Certificateholders will be required to report their respective shares of the Trust's taxable income, deductions and other tax attributes.

Ratings

On the Closing Date, each class of Class A Certificates must be rated in the highest applicable category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each a "Rating Agency" and collectively, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

ERISA Considerations

The Class A Certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of Class A Certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below as well as the other investment considerations described in these materials as you decide whether to purchase the Class A Certificates.

The Certificates Are Obligations
of the Trust Only                  The Class A Certificates are interests in the
                                   Trust only and do not represent an interest in or obligation of the Depositor, UAC or any other party or governmental body. Except for the Policy, the Class A Certificates have not been insured or guaranteed by any party or governmental body.

Spread Account                     The  Trustee  will  withdraw  funds  from the
                                   Spread Account, up to the full balance of the funds on deposit in such account, if the amount of Available Funds on any Distribution
                                   Date is not sufficient to distribute  Monthly
                                   Interest and Monthly Principal (after payment of the Monthly Servicing Fee) to you.

                                   The amount on deposit in the Spread Account may increase over time to an amount equal to the Required Spread Amount. We cannot assure you that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Interest and Monthly Principal. The Trustee will withdraw funds from the Spread Account if the amount of Available Funds (after paying amounts owed to the Servicer) is not sufficient to fully distribute Monthly Interest and Monthly Principal on any Distribution Date. If the amount on deposit in the Spread Account is reduced to zero
                                   (after giving effect to all deposits and withdrawals from the Spread Account), the Trustee will then draw on the Policy, up to the Policy Amount, in an amount equal to any remaining shortfall in respect of Monthly Interest and Monthly Principal.

                                   Under certain circumstances, the Required Spread Amount may be reduced without obtaining the consent of the Trustee or the Class A Certificateholders. Such a reduction could affect the amount available to pay Class A Certificateholders in the event of a deficiency of Monthly Interest or Monthly Principal and a default by the Insurer under the Policy.

You May Incur a Loss if There is a
Default Under  the  Policy         If the Spread  Account is reduced to zero and
                                   the Insurer  defaults  under the Policy,  the
                                   Trust will  depend  solely on payments on and
                                   proceeds   from  the   Receivables   to  make
                                   distributions  on the  Class A  Certificates.
                                   The Insurer will default under the Policy if it fails to pay any required amount to the Trust when due, for any reason, including the insolvency of the Insurer.

                                   If the Trust does not have sufficient funds to fully distribute the required distributions of Monthly Interest and Monthly Principal during a default by the Insurer, distributions on the Class A Certificates will be made pro rata based on the amounts to which Class A Certificateholders of each class are entitled. In such event, you would incur a loss at that time and you may not recover your loss from subsequent collections on the Receivables or from the Insurer. See "The Receivables Pool -- Delinquencies, Repossessions and Net Losses" and "-- Delinquency and Credit Loss Experience."

Failure to Maintain Security
Interests in Financed Vehicles     Simultaneously  with the sale of Receivables,
                                   UAFC will  assign to the  Depositor,  and the
                                   Depositor will assign to the Trust,  security
                                   interests in the related  Financed  Vehicles.
                                   Due to  administrative  burden  and  expense,
                                   however,  the  certificates  of title to such
                                   Financed  Vehicles  will  not be  amended  to
                                   reflect   the   assignments   to  either  the
                                   Depositor or the Trust. In the absence of such amendments, the Trust may not have a perfected security interest in such Financed
                                   Vehicles in some states.

                                   If the Trust does not have a perfected security interest in a Financed Vehicle, it may not be able to enforce its rights to repossess or otherwise collect on such Financed Vehicle in the event of a default by the obligor. As such, the Trust may be adversely affected by such failure. If the Trust's security interest in a Financed Vehicle is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, the Trust could lose its security interest or the priority of its security interest in a Financed Vehicle due to liens for repairs of such Financed Vehicle or for taxes unpaid by the related obligor or through fraud or negligence. Neither UAC nor the Depositor (or any of their affiliates) will have any obligation to repurchase a Receivable in respect of which the Trust loses its security interest or the priority of its security interest in the related Financed Vehicle as the result of any such mechanic's or tax lien or the fraud or negligence of a third party occurring after the date the security interest was conveyed to the Trust.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by assigning the Trust assets to the Trustee in exchange for the Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee. However, the Servicer will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The Depositor will establish the Spread Account for the benefit of the Class A Certificateholders and the Insurer and will obtain the Policy. The Trustee will draw on the Policy, up to the Policy Amount, if Available Funds and the amount on deposit in the Spread Account (after paying amounts owed to the Servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal. If the Spread Account is reduced to zero and there is a default under the Policy, the Trust will look only to the obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Class A Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Class A Certificateholders.

                              THE RECEIVABLES POOL

         The Receivables were selected from the portfolio of UAFC, for purchase by the Depositor by several criteria, including that each Receivable:

         o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.98% of the aggregate principal balance of the Receivables as of the Cutoff Date consist of Modified
                  Receivables which have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

         o has a remaining maturity of not more than 84 months and not less than three months;

         o provides for level monthly payments that fully amortize the amount financed over the remaining term and

         o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 4.95%.

         The  weighted  average   remaining   maturity  of  the  Receivables  is
approximately 69 months as of the Cutoff Date.

         Approximately   1.88%  of  the  aggregate   principal  balance  of  the
Receivables as of the Cutoff Date were selected from the "non-prime" or "Tier II" portfolio of UAFC (the "Tier II Receivables").
See "-- Delinquency and Credit Loss Experience."

         Approximately 98.64% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 1.36% of the aggregate principal balance of the Receivables as of the Cutoff Date are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately 28.28% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the states of North Carolina and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date



                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     3,933     $  71,198,968.22   $  79,215,451.90     11.92%
Used Automobiles and Light-Duty Trucks...........    14,322       182,718,779.72     199,707,911.32     13.08%
New Vans (1).....................................       309         6,824,953.56       7,566,495.15     11.89%
Used Vans (1)....................................     1,169        15,170,892.68      17,525,904.72     12.93%
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    19,733      $275,913,594.18    $304,015,763.09     12.74%
                                                     ======      ===============    ===============     =====


                                                   Weighted       Weighted          Percent
                                                    Average        Average        of Aggregate
                                                   Remaining      Original         Principal
                                                    Term(2)        Term(2)         Balance(3)
                                                    -------        -------         ----------
New Automobiles and Light-Duty Trucks..........      73.8mos.        78.0mos.         25.80%
Used Automobiles and Light-Duty Trucks.........      67.2            70.1             66.22
New Vans (1)...................................      75.3            79.5              2.47
Used Vans (1)..................................      67.3            71.7              5.50
                                                     ----            ----            ------
All Receivables................................      69.1mos.        72.4mos.        100.00%
                                                     ====            ====            ======

(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date



                                                           Percent                                     Percent
                                                          of Total                Aggregate        of Aggregate
       Remaining                   Number of               Number of             Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance          Balance(1)
      ----------                   -----------          ---------------            -------          ----------
    1 to 12 months...........           676                  3.43%           $    1,406,167.21           0.51%
   13 to 24 months...........         2,061                 10.44                 9,823,208.53           3.56
   25 to 36 months...........           647                  3.28                 4,484,629.00           1.63
   37 to 48 months...........         1,201                  6.09                11,209,865.26           4.06
   49 to 60 months...........         3,457                 17.52                44,094,734.65          15.98
   61 to 72 months...........         5,637                 28.57                89,303,806.37          32.37
   73 to 84 months...........         6,054                 30.68               115,591,183.16          41.89
                                     ------                ------              ---------------         ------
             Total...........        19,733                100.00%             $275,913,594.18         100.00%
                                     ======                ======              ===============         ======

(1) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
     -------------                 -----------          ---------------           -------            -----------
Arizona......................           995                  5.04%            $  14,448,221.10           5.24%
California...................         1,256                  6.36                19,491,547.02           7.06
Colorado.....................           432                  2.19                 5,641,752.31           2.04
Florida......................         1,313                  6.65                18,244,004.44           6.61
Georgia......................           736                  3.73                10,535,620.70           3.82
Idaho........................            23                  0.12                   328,443.33           0.12
Illinois.....................         1,282                  6.50                19,081,819.86           6.92
Indiana......................           663                  3.36                 8,629,642.53           3.13
Iowa ........................           553                  2.80                 8,228,428.26                         2.98
Kansas.......................           221                  1.12                 3,076,821.82           1.12
Kentucky.....................           151                  0.77                 2,091,012.82           0.76
Maryland.....................           242                  1.23                 3,877,827.08           1.41
Massachussetts...............           498                  2.52                 7,428,316.76           2.69
Michigan.....................           299                  1.52                 4,689,873.41           1.70
Minnesota....................           363                  1.84                 5,095,242.20           1.85
Missouri.....................           594                  3.01                 7,345,874.45           2.66
Nebraska.....................           136                  0.69                 2,026,581.84           0.73
Nevada.......................            57                  0.29                   969,274.95           0.35
New Mexico...................            40                  0.20                   652,659.82           0.24
North Carolina...............         2,058                 10.43                28,185,342.15          10.22
Ohio ........................         1,493                  7.57                16,601,204.18                         6.02
Oklahoma.....................           958                  4.85                11,185,750.75           4.05
Oregon.......................            64                  0.32                 1,090,184.79           0.40
Pennsylvania.................           112                  0.57                 1,567,795.11           0.57
South Carolina...............           659                  3.34                10,413,053.85           3.77
South Dakota.................            10                  0.05                   145,725.38           0.05
Tennessee....................           467                  2.37                 7,581,826.85           2.75
Texas........................         2,498                 12.66                35,859,079.85          13.00
Utah ........................           129                  0.65                 2,053,790.39           0.74
Virginia.....................           996                  5.05                13,065,455.82           4.74
Washington...................            91                  0.46                 1,663,201.03           0.60
Wisconsin....................           344                  1.74                 4,618,219.33           1.67
                                     ------                ------              ---------------         ------
         Total...............        19,733                100.00%             $275,913,594.18         100.00%
                                     ======                ======              ===============         ======

(1) Based on address of the Dealer selling the related Financed Vehicle.
(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.
(3) Sum may not equal 100% due to rounding.

              Distribution of Receivables by Financed Vehicle Model
                           Year as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1985 and earlier.....................            13             0.07%    $       94,649.98         0.03%
   1986.................................            12             0.06             73,961.65         0.03
   1987.................................            19             0.10            107,261.30         0.04
   1988.................................            75             0.38            310,305.77         0.11
   1989.................................           231             1.17            893,715.71         0.32
   1990.................................           633             3.21          3,155,589.15         1.14
   1991.................................           981             4.97          5,794,927.90         2.10
   1992.................................         1,395             7.07         10,592,973.32         3.84
   1993.................................         1,994            10.10         19,183,627.15         6.95
   1994.................................         2,678            13.57         28,705,215.19        10.40
   1995.................................         2,885            14.62         41,626,456.09        15.09
   1996.................................         2,390            12.11         38,945,037.86        14.11
   1997.................................         2,187            11.08         37,639,090.87        13.64
   1998.................................         3,368            17.07         68,546,862.23        24.84
   1999.................................           872             4.42         20,243,920.01         7.34
                                                ------           ------       ---------------       ------
                  Total.................        19,733           100.00%      $275,913,594.18       100.00%
                                                ======           ======       ===============       ======

(1) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Contract Rate as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal        Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
-------------------                           -----------     --------------      -------          ----------
    Less than 7.000%......................           35             0.18%    $     429,261.50         0.16%
  7.000 to    7.999%......................           90             0.46         1,415,372.88         0.51
  8.000 to    8.999%......................          392             1.99         5,803,930.15         2.10
  9.000 to    9.999%......................        1,023             5.18        13,533,348.31         4.90
 10.000 to   10.999%......................        2,263            11.47        31,142,748.64        11.29
 11.000 to   11.999%......................        3,375            17.10        49,444,890.98        17.92
 12.000 to   12.999%......................        4,510            22.86        67,422,212.30        24.44
 13.000 to   13.999%......................        3,626            18.38        48,872,634.25        17.71
 14.000 to   14.999%......................        1,952             9.89        25,590,427.53         9.27
 15.000 to   15.999%......................        1,018             5.16        13,228,486.39         4.79
 16.000 to   16.999%......................          602             3.05         8,352,059.30         3.03
 17.000 to   17.999%......................          315             1.60         4,299,099.51         1.56
 18.000 to   18.999%......................          440             2.23         5,513,283.49         2.00
 19.000 to   19.999%......................           37             0.19           376,485.23         0.14
 20.000 to   20.999%......................           21             0.11           235,448.42         0.09
21.000  to   21.999%......................           25             0.13           181,670.94         0.07
22.000  to   22.999%......................            2             0.01            17,814.42         0.01
23.000  to   23.999%......................            1             0.01             5,956.08         0.00
24.000  to   24.999%......................            3             0.02            26,495.24         0.01
25.000  to   25.999%......................            3             0.02            21,968.62         0.01
                                                 ------           ------      ---------------       ------
               Total......................       19,733           100.00%     $275,913,594.18       100.00%
                                                 ======           ======      ===============       ======

(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

         We have set forth below certain information about the experience of UAC and its Predecessor relating to delinquencies, repossessions, and net losses on the prime fixed rate retail automobile, light truck and van receivables serviced by UAC. We cannot assure you that the delinquency, repossession, and net loss experience of the Receivables will be comparable to that set forth in the following tables.

                         Delinquency Experience (1) (2)

                                              At June 30,
                           ------------------------------------------------
                                    1996                      1997
                           ---------------------     ----------------------
                                        (Dollars in thousands)
                            Number of                 Number of
                           Receivables   Amount      Receivables   Amount
                           ----------- ----------    ----------- ----------
Servicing portfolio........  147,722   $1,548,538      173,693   $1,860,272
                             -------   ----------      -------   ----------
Delinquencies
   30-59 days..............    1,602   $   17,030        2,487   $   27,373
   60-89 days..............      694        7,629        1,646       18,931
   90 days or more.........      333        3,811          723        8,826
                               -----   ----------        -----   ----------
Total delinquencies........    2,629   $   28,470        4,856   $   55,130
                               =====   ==========        =====   ==========
Total delinquencies as a
   percent of servicing
     portfolio.............     1.78%        1.84%        2.80%        2.96%

                              At September 30,            At June 30,              At September 30,
                                    1997                       1998                      1998
                           ----------------------   -------------------------   -----------------------
                                                       (Dollars in thousands)
                            Number of                 Number of                  Number of
                           Receivables    Amount     Receivables    Amount      Receivables    Amount
                           ----------- ----------    -----------  ----------    -----------  ----------
Servicing portfolio........  177,377   $1,896,748       184,003   $1,978,920      194,882    $2,151,695
                             -------   ----------       -------   ----------      -------    ----------
Delinquencies
   30-59 days..............    4,310   $   45,766         3,179   $   32,967        3,741    $   38,040
   60-89 days..............    2,196       25,156         1,907       20,819        1,873        19,652
   90 days or more.........      934       11,131           657        6,993          793         7,966
                               -----   ----------         -----   ----------        -----    ----------
Total delinquencies........    7,440   $   82,053         5,743   $   60,779        6,407    $   65,658
                               =====   ==========         =====   ==========        =====    ==========
Total delinquencies as a
   percent of servicing
     portfolio.............     4.19%        4.33%         3.12%        3.07%        3.29%         3.05%

                         Credit Loss Experience (1) (2)

                                        Year ended June 30,
                           ---------------------------------------------     Three Months Ended          Year Ended
                                    1996                    1997            September 30, 1997 (6)      June 30, 1998
                           ---------------------   ----------------------   ---------------------  -----------------------
                                                           (Dollars in thousands)
                            Number of               Number of               Number of               Number of
                           Receivables   Amount    Receivables   Amount    Receivables  Amount     Receivables     Amount
                           -----------   ------    -----------   ------    -----------  ------     -----------     ------
Avg. servicing portfolio(3)..132,363   $1,343,770    164,858   $1,759,666    175,920   $1,881,603    179,822     $1,922,977
                            --------   ----------    -------   ----------    -------   ----------    -------     ----------

Gross charge-offs............  3,663   $   40,815      6,280   $   70,830      2,054   $   23,056      7,909     $   87,325
Recoveries (4)...............              19,543                  28,511                   8,134                    33,546
                                       ----------              ----------              ----------                ----------
Net losses...................          $   21,272              $   42,319              $   14,922                $   53,779
                                       ==========              ==========              ==========                ==========
Gross charge-offs as a % of
     avg. servicing
     portfolio(5)............   2.77%        3.04%      3.81%        4.03%      4.67%        4.90%      4.40%          4.54%
Recoveries as a % of gross
     charge-offs.............               47.88%                  40.25%                  35.28%                    38.41%
Net losses as a % of avg.
     servicing portfolio(5)..                1.58%                   2.40%                   3.17%                     2.80%

                             Three Months Ended
                            September 30, 1998 (6)
                           ------------------------

                             Number of
                            Receivables    Amount
                            -----------    ------
Avg. servicing portfolio(3)  190,877     $2,088,163
                             -------     ----------

Gross charge-offs..........    2,196     $   23,651
Recoveries (4).............                   9,146
                                         ----------
Net losses.................              $   14,505
                                         ==========
Gross charge-offs as a % of
     avg. servicing
     portfolio(5)..........     4.60%          4.53%
Recoveries as a % of gross
     charge-offs...........                   38.67%
Net losses as a % of avg.
     servicing portfolio(5)                    2.78%

(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) The delinquency experience and credit loss experience of the Tier II Receivables are not included herein but are described on the following page.

(3) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(4) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(5) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(6) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

         As indicated in the foregoing delinquency experience table, delinquency rates for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over decreased to 3.05% at September 30, 1998, from 3.07% and 4.33% at June 30, 1998 and September 30, 1997, respectively.

         As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $14.5 million for the quarter ended September 30, 1998, or 2.78% (annualized) of the average servicing portfolio, compared to $14.9 million, or 3.17% (annualized) for the quarter ended September 30, 1997. For the year ended June 30, 1998, net credit losses on UAC's prime automobile portfolio totaled approximately $53.8 million or 2.80% of the average servicing portfolio.

         From September 30, 1997 through September 30, 1998, UAC has experienced steady improvement in its delinquency and credit loss trends. UAC attributes the improvement to strategic changes in its origination and collection departments. The efforts in the origination department include:

         o        implementing tighter credit standards in March 1997;

         o developing quality control procedures that rank a prospective obligor by credit score and by predetermined debt and income ratios;

         o growing the portfolio with quality obligors through dealer development and dealer expansion;

         o        increasing the staff in the origination department; and

         o        expanding the origination department's hours of service.

The collection department's efforts to improve credit loss performance since September 30, 1997 include:

         o        restructuring    the    collectors    to   form    specialized
                  sub-departments of collectors for auxiliary functions such as skip tracing and high risk accounts;

         o initiating collection calls earlier in the delinquency process through the use of a power dialer;

         o targeting higher risk obligors through the use of quarterly updated credit scores; and

         o        increasing collection efforts on charged-off accounts.

         UAC believes that net credit losses were affected by depressed recovery rates during the quarter ended September 30, 1998. Recoveries as a percentage of gross charge-offs decreased to 38.67% for the three months ended September 30, 1998, compared to 41.17% for the quarter ended June 30, 1998. On a year to year comparison, recovery rates improved to 38.67% for the quarter ended September 30, 1998, compared to 35.28% for the quarter ended September 30, 1997. In response to declining recovery rates, UAC opened a franchised new car dealership in Indianapolis in July 1998 and is retailing a portion of its repossessed automobiles through the dealership. UAC anticipates that this method of disposing of repossessions along with stricter monitoring of the repossession and resale process should enhance the recovery rate over time. Although the overall recovery percentage remains below UAC's expectations, recovery rates for repossessed automobiles sold by UAC's retail operations have been significantly higher than recovery rates on vehicles sold at auction. However, less than 10% of all repossessed automobiles sold by UAC during the quarter were sold through its new retail operation.

         UAC's non-prime lending began in 1994 and was replaced by UAC's "Tier II" lending on March 1, 1998. The majority of the Tier II Receivables were originated under UAC's Tier II lending from applications that did not qualify for credit under UAC's "Tier I" lending. Although it is too early to determine actual trends with respect to delinquency and credit losses of the Tier II Receivables, UAC believes that the rate of delinquency and credit loss associated with the Tier II Receivables will more closely follow the experience of UAC's non-prime portfolio rather than the prime or Tier I portfolio which is set forth on the preceding page. At September 30, 1998, UAC's non-prime servicing portfolio consisted of approximately $67.7 million in receivables and had a delinquency rate based upon outstanding balances of receivables 30 days past due and over of 8.14% compared to 8.29% and 8.90% at June 30, 1998 and September 30, 1997, respectively. For the quarter ended September 30, 1998, the credit losses on the non-prime portfolio were 8.18% (annualized) of the average non-prime servicing portfolio, compared to 8.83% (annualized) for the quarter ended September 30, 1997. As the Tier II Receivables account for approximately 1.88% of the Receivables as of the Cutoff Date, UAC believes that the credit quality of the Tier II Receivables will not affect the credit quality of the Receivables as a whole in a materially adverse manner.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

         Because the rate of payment of principal of the Class A Certificates depends primarily on the rate of payment (including voluntary prepayments and defaults) of the principal balance of the Receivables, final payment of each class of Class A Certificates could occur much earlier than the applicable final scheduled Distribution Date. You will bear the risk of being able to reinvest early principal payments on the Class A Certificates at yields at least equal to the yield on your Class A Certificates.

         Prepayments on retail installment sale contracts, such as the Receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages 19 to 21 have been prepared on the basis of certain assumptions, including that:

         o        the Receivables prepay in full at the specified monthly ABS;

         o each scheduled payment on the Receivables is made on the last day of each Collection Period and includes a full month of interest;

         o distributions on the Class A Certificates are paid in cash on each Distribution Date commencing December 8, 1998 and on the eighth calendar day of each subsequent month;

         o        the Closing Date occurs on November 19, 1998;

         o no defaults or delinquencies in the payment of any of the Receivables occur;

         o no Receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

         o        the  Class IC  Certificateholder  exercises  its  rights  with
                  respect   to  the   Optional   Sale  on  the  first   possible
                  Distribution Date.

The table indicates the projected weighted average life of each class of Class A Certificates and sets forth the percentage of the initial Certificate Balance of each class of Class A Certificates that is projected to be outstanding after each of the Distribution Dates shown at specified ABS percentages. The table also assumes that the Receivables have been aggregated into five hypothetical pools with all of the Receivables within each such pool having the characteristics described below:

                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
     ----     -----------------      ---------               --------------------      --------------------
       1     $   11,754,443.79           11.860%                    19                          71
       2         14,121,104.77           13.047                     43                          43
       3         42,042,861.22           12.738                     59                          60
       4         86,943,842.40           12.811                     70                          71
       5        121,051,342.00           12.740                     80                          82
               ---------------           ------
     Total     $275,913,594.18           12.740%
               ===============           ======

         The information included in the following tables consists of forward-looking statements and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the following tables on page 19 to 21. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the principal balances of the Class A Certificates may decline. However, it is highly unlikely that the Receivables will prepay at a constant ABS until maturity or that all of the Receivables will prepay at the same ABS. In addition, the diverse terms of Receivables within each of the five hypothetical pools could produce slower or faster rates of principal distributions than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions, the actual characteristics, performance and prepayment experience of the Receivables will affect the percentages of initial Certificate Balances outstanding over time and the weighted average lives of the Class A Certificates.

================================================================================
       Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 19 to 21 are based

         The weighted  average life of a Class A Certificate  is determined  by:
     (a) multiplying the amount of each principal payment on the applicable Class A Certificate by the number of years from the assumed Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the related initial Certificate Balance of such Class A Certificate.

         The tables on pages 19 to 21 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 17 and 18 (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables).
================================================================================


                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                   Class A-1 Certificates                         Class A-2 Certificates
                          ----------------------------------------      -----------------------------------------
Distribution Date          1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
-----------------------------------------------------------------------------------------------------------------
     Closing Date........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  December, 1998......  89.8%    87.3%    85.6%   81.1%    64.2%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  January, 1999.......  79.6%    74.8%    71.4%   62.9%    48.5%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  February, 1999......  69.5%    62.5%    57.6%   45.3%    32.9%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  March, 1999.........  59.5%    50.4%    44.0%   30.4%    17.6%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  April, 1999.........  49.5%    38.4%    30.7%   18.3%     2.4%     100.0%   100.0%   100.0%  100.0%   100.0%
  6  May, 1999...........  39.7%    26.6%    17.7%    6.3%     0.0%     100.0%   100.0%   100.0%  100.0%    87.8%
  7  June, 1999..........  29.9%    15.0%     4.9%    0.0%     0.0%     100.0%   100.0%   100.0%   94.6%    73.3%
  8  July, 1999..........  20.2%     3.6%     0.0%    0.0%     0.0%     100.0%   100.0%    92.7%   83.1%    59.1%
  9  August, 1999........  10.6%     0.0%     0.0%    0.0%     0.0%     100.0%    92.6%    80.9%   71.8%    45.1%
 10  September, 1999.....   1.1%     0.0%     0.0%    0.0%     0.0%     100.0%    81.8%    69.3%   60.6%    31.3%
 11  October, 1999.......   0.0%     0.0%     0.0%    0.0%     0.0%      91.8%    71.2%    58.5%   49.5%    17.7%
 12  November, 1999......   0.0%     0.0%     0.0%    0.0%     0.0%      82.7%    60.8%    48.3%   38.6%     4.3%
 13  December, 1999......   0.0%     0.0%     0.0%    0.0%     0.0%      73.6%    50.6%    38.1%   27.8%     0.0%
 14  January, 2000.......   0.0%     0.0%     0.0%    0.0%     0.0%      64.6%    40.6%    28.1%   17.1%     0.0%
 15  February, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%      55.8%    30.8%    18.2%    6.6%     0.0%
 16  March, 2000.........   0.0%     0.0%     0.0%    0.0%     0.0%      47.0%    21.2%     8.5%    0.0%     0.0%
 17  April, 2000.........   0.0%     0.0%     0.0%    0.0%     0.0%      38.3%    11.9%     0.0%    0.0%     0.0%
 18  May, 2000...........   0.0%     0.0%     0.0%    0.0%     0.0%      29.7%     2.7%     0.0%    0.0%     0.0%
 19  June, 2000..........   0.0%     0.0%     0.0%    0.0%     0.0%      21.2%     0.0%     0.0%    0.0%     0.0%
 20  July, 2000..........   0.0%     0.0%     0.0%    0.0%     0.0%      13.5%     0.0%     0.0%    0.0%     0.0%
 21  August, 2000........   0.0%     0.0%     0.0%    0.0%     0.0%       5.9%     0.0%     0.0%    0.0%     0.0%
 22  September, 2000.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 23  October, 2000.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 24  November, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 25  December, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 26  January, 2001.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 27  February, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 28  March, 2001.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 29  April, 2001.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 30  May, 2001...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 31  June, 2001..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 32  July, 2001..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 33  August, 2001........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 34  September, 2001.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 35  October, 2001.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 36  November, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 37  December, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 38  January, 2002.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 39  February, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 40  March, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 41  April, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 42  May, 2002...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 43  June, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 44  July, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 45  August, 2002........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 46  September, 2002.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 47  October, 2002.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 48  November, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 49  December, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 50  January, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 51  February, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 52  March, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 53  April, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 54  May, 2003...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 55  June, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 56  July, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 57  August, 2003........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 58  September, 2003.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
     Weighted Average Life
         (in years) .....   0.43     0.35     0.31    0.26     0.19       1.32     1.11     1.00    0.93     0.73

(1)  See  the  important  notice  on  page  18  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.

                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                   Class A-3 Certificates                         Class A-4 Certificates
                          ----------------------------------------      -----------------------------------------
Distribution Date          1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
----------------------------------------------------------------------------------------------------------------
    Closing Date......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 1  December, 1998....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 2  January, 1999........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 3  February, 1999....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 4  March, 1999.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 5  April, 1999.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 6  May, 1999............ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 7  June, 1999........... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 8  July, 1999........... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 9  August, 1999......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
10  September, 1999...... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
11  October, 1999........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
12  November, 1999....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
13  December, 1999....... 100.0%   100.0%   100.0%  100.0%    92.9%     100.0%   100.0%   100.0%  100.0%   100.0%
14  January, 2000........ 100.0%   100.0%   100.0%  100.0%    82.6%     100.0%   100.0%   100.0%  100.0%   100.0%
15  February, 2000....... 100.0%   100.0%   100.0%  100.0%    72.5%     100.0%   100.0%   100.0%  100.0%   100.0%
16   March, 2000......... 100.0%   100.0%   100.0%   97.0%    62.5%     100.0%   100.0%   100.0%  100.0%   100.0%
17   April, 2000......... 100.0%   100.0%    99.1%   88.9%    52.7%     100.0%   100.0%   100.0%  100.0%   100.0%
18   May, 2000........... 100.0%   100.0%    91.5%   80.9%    43.1%     100.0%   100.0%   100.0%  100.0%   100.0%
19   June, 2000.......... 100.0%    95.1%    84.1%   73.0%    33.8%     100.0%   100.0%   100.0%  100.0%   100.0%
20   July, 2000.......... 100.0%    88.1%    76.7%   65.3%    24.5%     100.0%   100.0%   100.0%  100.0%   100.0%
21   August, 2000........ 100.0%    81.3%    69.5%   57.6%    15.5%     100.0%   100.0%   100.0%  100.0%   100.0%
22   September, 2000.....  98.6%    74.5%    62.4%   50.1%     6.7%     100.0%   100.0%   100.0%  100.0%   100.0%
23   October, 2000.......  92.6%    67.8%    55.3%   42.8%     0.0%     100.0%   100.0%   100.0%  100.0%    96.1%
24   November, 2000......  86.7%    61.3%    48.4%   35.5%     0.0%     100.0%   100.0%   100.0%  100.0%    78.6%
25   December, 2000......  80.8%    54.8%    41.6%   28.4%     0.0%     100.0%   100.0%   100.0%  100.0%    61.6%
26   January, 2001.......  75.0%    48.4%    35.0%   21.5%     0.0%     100.0%   100.0%   100.0%  100.0%    45.0%
27   February, 2001......  69.2%    42.1%    28.4%   14.6%     0.0%     100.0%   100.0%   100.0%  100.0%    28.8%
28   March, 2001.........  63.5%    35.9%    22.0%    8.0%     0.0%     100.0%   100.0%   100.0%  100.0%    13.1%
29   April, 2001.........  57.9%    29.8%    15.7%    1.4%     0.0%     100.0%   100.0%   100.0%  100.0%     0.0%
30   May, 2001...........  52.3%    23.8%     9.5%    0.0%     0.0%     100.0%   100.0%   100.0%   89.7%     0.0%
31   June, 2001..........  46.7%    17.9%     3.4%    0.0%     0.0%     100.0%   100.0%   100.0%   76.7%     0.0%
32   July, 2001..........  41.2%    12.2%     0.0%    0.0%     0.0%     100.0%   100.0%    94.8%   64.0%     0.0%
33   August, 2001........  35.8%     6.5%     0.0%    0.0%     0.0%     100.0%   100.0%    82.7%   51.7%     0.0%
34   September, 2001.....  30.5%     0.9%     0.0%    0.0%     0.0%     100.0%   100.0%    70.9%   39.7%     0.0%
35   October, 2001.......  25.2%     0.0%     0.0%    0.0%     0.0%     100.0%    90.6%    59.4%   28.0%     0.0%
36   November, 2001......  20.0%     0.0%     0.0%    0.0%     0.0%     100.0%    79.5%    48.2%   16.7%     0.0%
37   December, 2001......  14.8%     0.0%     0.0%    0.0%     0.0%     100.0%    68.7%    37.3%    5.7%     0.0%
38   January, 2002.......   9.7%     0.0%     0.0%    0.0%     0.0%     100.0%    58.0%    26.6%    0.0%     0.0%
39   February, 2002......   4.7%     0.0%     0.0%    0.0%     0.0%     100.0%    47.7%    16.3%    0.0%     0.0%
40   March, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%      99.6%    37.6%     6.3%    0.0%     0.0%
41   April, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%      89.4%    27.7%     0.0%    0.0%     0.0%
42   May, 2002...........   0.0%     0.0%     0.0%    0.0%     0.0%      79.5%    18.2%     0.0%    0.0%     0.0%
43   June, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%      69.6%     8.8%     0.0%    0.0%     0.0%
44   July, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%      60.6%     0.2%     0.0%    0.0%     0.0%
45   August, 2002........   0.0%     0.0%     0.0%    0.0%     0.0%      51.7%     0.0%     0.0%    0.0%     0.0%
46   September, 2002.....   0.0%     0.0%     0.0%    0.0%     0.0%      43.0%     0.0%     0.0%    0.0%     0.0%
47   October,2002........   0.0%     0.0%     0.0%    0.0%     0.0%      34.4%     0.0%     0.0%    0.0%     0.0%
48   November, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      26.0%     0.0%     0.0%    0.0%     0.0%
49   December, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      17.7%     0.0%     0.0%    0.0%     0.0%
50   January, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%       9.6%     0.0%     0.0%    0.0%     0.0%
51   February, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%       1.7%     0.0%     0.0%    0.0%     0.0%
52   March, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
53   April, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
54   May, 2003...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
55   June, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
56   July, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
57   August, 2003........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
58   September, 2003.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
     Weighted Average Life
         (in years) .....   2.56     2.17     2.00    1.86     1.46       3.79     3.25     3.00    2.78     2.16

(1)  See  the  important  notice  on  page  18  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.

                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                                            Class A-5 Certificates
                                         -----------------------------------------------------------
Distribution Date                         1.0%          1.4%         1.6%        1.8%          2.5%
---------------------------------------------------------------------------------------------------
     Closing Date...................     100.0%        100.0%       100.0%       100.0%       100.0%
  1  December, 1998.................     100.0%        100.0%       100.0%       100.0%       100.0%
  2  January, 1999..................     100.0%        100.0%       100.0%       100.0%       100.0%
  3  February, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
  4  March, 1999....................     100.0%        100.0%       100.0%       100.0%       100.0%
  5  April, 1999....................     100.0%        100.0%       100.0%       100.0%       100.0%
  6  May, 1999......................     100.0%        100.0%       100.0%       100.0%       100.0%
  7  June, 1999.....................     100.0%        100.0%       100.0%       100.0%       100.0%
  8  July, 1999.....................     100.0%        100.0%       100.0%       100.0%       100.0%
  9  August, 1999...................     100.0%        100.0%       100.0%       100.0%       100.0%
10   September, 1999................     100.0%        100.0%       100.0%       100.0%       100.0%
11   October, 1999..................     100.0%        100.0%       100.0%       100.0%       100.0%
12   November, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
13   December, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
14   January, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
15   February, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
16   March, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
17   April, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
18   May, 2000......................     100.0%        100.0%       100.0%       100.0%       100.0%
19   June, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
20   July, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
21   August, 2000...................     100.0%        100.0%       100.0%       100.0%       100.0%
22   September, 2000................     100.0%        100.0%       100.0%       100.0%       100.0%
23   October, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
24   November, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
25   December, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
26   January, 2001..................     100.0%        100.0%       100.0%       100.0%       100.0%
27   February, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
28   March, 2001....................     100.0%        100.0%       100.0%       100.0%       100.0%
29   April, 2001....................     100.0%        100.0%       100.0%       100.0%        98.3%
30   May, 2001......................     100.0%        100.0%       100.0%       100.0%        86.2%
31   June, 2001.....................     100.0%        100.0%       100.0%       100.0%        74.5%
32   July, 2001.....................     100.0%        100.0%       100.0%       100.0%        63.1%
33   August, 2001...................     100.0%        100.0%       100.0%       100.0%         0.0%
34   September, 2001................     100.0%        100.0%       100.0%       100.0%         0.0%
35   October, 2001..................     100.0%        100.0%       100.0%       100.0%         0.0%
36   November, 2001.................     100.0%        100.0%       100.0%       100.0%         0.0%
37   December, 2001.................     100.0%        100.0%       100.0%       100.0%         0.0%
38   January, 2002..................     100.0%        100.0%       100.0%        95.9%         0.0%
39   February, 2002.................     100.0%        100.0%       100.0%        87.5%         0.0%
40   March, 2002....................     100.0%        100.0%       100.0%        79.4%         0.0%
41   April, 2002....................     100.0%        100.0%        97.2%        71.5%         0.0%
42   May, 2002......................     100.0%        100.0%        89.5%        64.0%         0.0%
43   June, 2002.....................     100.0%        100.0%        82.1%         0.0%         0.0%
44   July, 2002.....................     100.0%        100.0%        75.2%         0.0%         0.0%
45   August, 2002...................     100.0%         93.3%        68.6%         0.0%         0.0%
46   September, 2002................     100.0%         86.7%        62.2%         0.0%         0.0%
47   October, 2002..................     100.0%         80.3%         0.0%         0.0%         0.0%
48   November, 2002.................     100.0%         74.1%         0.0%         0.0%         0.0%
49   December, 2002.................     100.0%         68.1%         0.0%         0.0%         0.0%
50   January, 2003..................     100.0%         62.3%         0.0%         0.0%         0.0%
51   February, 2003.................     100.0%          0.0%         0.0%         0.0%         0.0%
52   March, 2003....................      95.0%          0.0%         0.0%         0.0%         0.0%
53   April, 2003....................      88.8%          0.0%         0.0%         0.0%         0.0%
54   May, 2003......................      82.7%          0.0%         0.0%         0.0%         0.0%
55   June, 2003.....................      76.7%          0.0%         0.0%         0.0%         0.0%
56   July, 2003.....................      70.9%          0.0%         0.0%         0.0%         0.0%
57   August, 2003...................      65.2%          0.0%         0.0%         0.0%         0.0%
58   September, 2003................       0.0%          0.0%         0.0%         0.0%         0.0%
     Weighted Average Life
         (in years) ................       4.70          4.11         3.78         3.47         2.65

(1)  See  the  important  notice  on  page  18  of  these  materials   regarding
     calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly Interest will be distributed to Class A Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date).

         Upon  a  full  or  partial   prepayment  on  a   Receivable,   Class  A
Certificateholders will receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the Receivables;

         (2)      from a withdrawal from the Spread Account;

         (3)      by an advance from the Servicer; or

         (4)      by a draw on the Policy.

         Although the Receivables will have different contract rates, the contract rate of each Receivable generally will exceed the sum of:

         (1) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate;

         (2)     the per annum rate used to calculate  the  Insurance  Premium;
                 and

         (3)     the per annum rate used to calculate the Monthly Servicing Fee.

         However, the contract rate on a small percentage of the Receivables, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower contract rates could affect the ability of the Trust to distribute Monthly Interest to you.

                                   THE INSURER

         MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. The Company is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Insurer, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of the Company for the period ending June 30, 1998, are hereby incorporated by reference into these materials and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of these materials to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

         All financial statements of the Insurer and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into these materials and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as GAAP:

                                                  SAP
                                ----------------------------------------
                                December 31,                    June 30,
                                    1997                           1998
                                ------------                    --------
                                  (Audited)                    (Unaudited)
                                             (in millions)
         Admitted Assets           $5,256                        $6,048
         Liabilities                3,496                         3,962
         Capital and Surplus        1,760                         2,086

                                                 GAAP
                                ----------------------------------------
                                December 31,                    June 30,
                                    1997                           1998
                                ------------                    --------
                                  (Audited)                    (Unaudited)
                                             (in millions)
         Assets                    $5,988                        $6,794
         Liabilities                2,624                         2,977
         Shareholder's Equity       3,364                         3,817

Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year end audited financial statements prepared in accordance with SAP are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

         The Insurer does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "The Insurer." Additionally, the Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. The Insurer does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                                 INDEX OF TERMS

         We have listed below the terms used in these materials and the pages where definitions of the terms can be found. The "Glossary" follows this "Index of Terms."

ABS................................................................        17
Available Funds....................................................         5
Certificates.......................................................         3
Certificate Balance................................................         5
Class A Certificates...............................................         4
Class A Certificateholders.........................................         4
Class A-1 Certificate Balance......................................         5
Class A-1 Certificateholders.......................................         4
Class A-1 Certificates.............................................         3
Class A-1 Final Scheduled Distribution Date........................         5
Class A-1 Monthly Interest.........................................  Glossary
Class A-1 Pass-Through Rate........................................         4
Class A-2 Certificate Balance......................................         5
Class A-2 Certificateholders.......................................         4
Class A-2 Certificates.............................................         3
Class A-2 Final Scheduled Distribution Date........................         5
Class A-2 Monthly Interest.........................................  Glossary
Class A-2 Pass-Through Rate........................................         4
Class A-3 Certificate Balance......................................         5
Class A-3 Certificateholders.......................................         4
Class A-3 Certificates.............................................         3
Class A-3 Final Scheduled Distribution ............................         5
Class A-3 Monthly Interest.........................................  Glossary
Class A-3 Pass-Through Rate........................................         4
Class A-4 Certificate Balance......................................         5
Class A-4 Certificateholders.......................................         4
Class A-4 Certificates.............................................         3
Class A-4 Final Scheduled Distribution Date........................         5
Class A-4 Monthly Interest.........................................  Glossary
Class A-4 Pass-Through Rate........................................         4
Class A-5 Certificate Balance......................................         5
Class A-5 Certificateholders.......................................         4
Class A-5 Certificates.............................................         3
Class A-5 Final Scheduled Distribution Date........................         5
Class A-5 Monthly Interest.........................................  Glossary
Class A-5 Pass-Through Rate........................................         4
Class IC Certificate...............................................         3
Class IC Certificateholder.........................................         6
Clean-Up Call Date.................................................         7
Closing Date.......................................................         3
CMAC...............................................................        22
Collection Period..................................................  Glossary
Company............................................................        22
Cutoff Date........................................................         3
Defaulted Receivable...............................................  Glossary
Depositor..........................................................         3
Distribution Date..................................................         4
ERISA..............................................................         8
Financed Vehicles..................................................         3
GAAP...............................................................        22
Information........................................................         1
Insurance Premium..................................................  Glossary
Insurance Agreement................................................         6
Insurer............................................................     7, 22
Issuer.............................................................         3
Modified Receivables...............................................  Glossary
Monthly Interest...................................................5, Glossary
Monthly Principal..................................................5, Glossary
Monthly Servicing Fee..............................................         3
Net Principal Policy Amount........................................         7
Optional Sale......................................................         7
Policy.............................................................      4, 6
Policy Amount......................................................         7
Pool Balance.......................................................         5
Pooling and Servicing Agreement....................................         3
Predecessor........................................................  Glossary
Rating Agency or Rating Agencies...................................         8
Receivables........................................................         3
Record Date........................................................         4
Required Spread Amount.............................................         6
SAP................................................................        23
Servicer...........................................................         3
Spread Account.....................................................         5
Tier II Receivables................................................        11
Trust    ..........................................................         3
Trustee............................................................         3
UAC................................................................         3
UAFC...............................................................         6
Underwriters  .....................................................         2

                                    GLOSSARY

     We have listed below the definitions of certain terms used in these materials and the pages where definitions of other terms can be found are listed in the preceding "Index of Terms."

Class A-1 Monthly Interest.........(1)  for the  first  Distribution  Date,  the product of the following: (one-three hundred sixtieth (1/360th) of the Class A-1 Pass-Through Rate) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date) multiplied by the Class A-1 Certificate Balance at the Closing Date

                                   (2) for any subsequent Distribution Date, one-three hundred sixtieth (1/360th) of the product of the Class A-1 Pass-Through Rate, the actual number of days from the previous Distribution Date through the day before the related Distribution Date and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

Class A-2 Monthly Interest.........(1)  for the  first  Distribution  Date,  the product of the following: (one twelfth of the Class A-2 Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-2 Certificate Balance at the Closing Date

                                   (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2
                                   Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

Class A-3 Monthly Interest.........(1)  for the  first  Distribution  Date,  the product of the following: (one twelfth of the Class A-3 Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-3 Certificate Balance at the Closing Date

                                   (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-3 Pass-Through Rate and the Class A-3
                                   Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

Class A-4 Monthly Interest.........(1)  for the  first  Distribution  Date,  the product of the following: (one twelfth of the Class A-4 Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-4 Certificate Balance at the Closing Date

                                   (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-4 Pass-Through Rate and the Class A-4
                                   Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

Class A-5 Monthly Interest.........(1)  for the  first  Distribution  Date,  the product of the following: (one twelfth of the Class A-5 Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-5 Certificate Balance at the Closing Date

                                   (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-5 Pass-Through Rate (as adjusted after the
                                   Clean-Up Call Date) and the Class A-5 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

Collection Period..................(1)  for the  first  Distribution  Date,  the period from the day after the Cutoff Date to November 30, 1998

                                   (2) for each subsequent Distribution Date, the preceding calendar month, until the Trust terminates.

Defaulted Receivable...............for any Collection Period, a Receivable as to
                                   which any of the following has occurred: (1) any payment, or part thereof, in excess of $10 is 120 days or more delinquent as of the last day of such Collection Period; (2) the Financed Vehicle that secures the Receivable has been repossessed; or (3) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

Insurance Premium..................for any Distribution Date, one-twelfth of the product of the Policy per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the last day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

Modified Receivables...............Receivables which have been modified from the terms of the original contract to provide a different monthly payment, a different interest rate and/or a longer term to maturity.

Monthly Interest...................for any  Distribution  Date, the sum of Class
                                   A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class A-5 Monthly Interest.

Monthly Principal..................for  any   Distribution   Date,   the  amount
                                   necessary to reduce the Certificate Balance as of the prior Distribution Date (after giving effect to the distribution of Monthly Principal on such date) (or as of the Closing Date in the case of the first Distribution
                                   Date) to the aggregate unpaid principal balance of the Receivables on the last day of the related Collection Period; provided, however, that Monthly Principal on the final scheduled Distribution Date for each class of Class A Certificates will be increased by the amount, if any, which is necessary to reduce the Certificate Balance of such class to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a defaulted receivable or a purchased receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

Predecessor........................Union Federal Savings Bank of Indianapolis.